Exhibit 10.3

Execution Version

FIRST AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENT

This FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (this “Amendment”) dated as of June 15, 2016 (the “Effective Date”), is by and between 3D Systems Corporation, a Delaware corporation (the “Company”) and Mark W. Wright (the “Participant”).

WHEREAS, the Company and the Participant are parties to that certain Restricted Stock Award Agreement, dated as of November 13, 2015 (the “Agreement”), for the award of 80,000 shares of Common Stock (the “Award Shares”), made pursuant to the 2015 Incentive Stock Plan of the Company (the “Plan”); and

WHEREAS, the Company and the Participant are parties to that certain Severance Agreement, dated of even date herewith, by and between the Company and the Participant (the “Severance Agreement”); and

WHEREAS, the Company and the Participant desire to amend the Agreement to provide that the Award Shares shall be vested in the manner prescribed and subject to the conditions set forth herein.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.                  Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

2.                  Amendment. Notwithstanding anything in the Agreement or in the Plan to the contrary, the Agreement is hereby amended to provide that upon termination of the Participant’s employment with the Company pursuant to the Severance Agreement, the Participant’s interest in 15,839 of the Award Shares shall thereby become vested and nonforfeitable, subject to any other restrictions under the Agreement or the Plan. The Participant’s interest in any of the remaining Award Shares which do not become vested and nonforfeitable under to this Section 2 shall be forfeited as of the Separation Date specified in the Severance Agreement.

3.                  Effect on the Agreement. Except as specifically amended by this Amendment, all terms of the Agreement shall remain in full force and effect. The term “Agreement” as used in the Agreement shall mean the Agreement as amended by this Amendment.

4.                  Other.

(a)                This Amendment shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

(b)               This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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(c)                This Amendment, along with the Agreement and the Severance Agreement, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, related to the subject matter hereof.

(d)               This Amendment shall not be amended or revised except in a writing executed by all of the parties hereto.

[ Signature Page to Follow ]

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IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

COMPANY:

3D SYSTEMS CORPORATION,
a Delaware corporation

By:	/s/ Andrew M. Johnson
Name:	Andrew M. Johnson
Title:	EVP, Chief Legal Officer & Secretary

PARTICIPANT:

/s/ Mark W. Wright
Mark W. Wright

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